Exhibit 10.13

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of January 31, 2007, is made and given by TECSTAR AUTOMOTIVE GROUP, INC. (f/k/a Starcraft Corporation), an Indiana corporation (the “Grantor”), to Whitebox Convertible Arbitrage Partners L.P., Whitebox Hedged High Yield Partners L.P., Pandora Select Partners L.P. and Whitebox Intermarket Partners L.P. (each a “Secured Party” and collectively, the “Secured Parties”).

RECITALS

A. Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), desires to obtain extensions of credit under that certain Credit Agreement (the “Credit Agreement”), dated concurrently herewith, among the Lenders signatory thereto (collectively, the “Lenders”) and Quantum;

B. The Grantor is indebted to the Secured Parties under that certain Convertible Senior Subordinated Note Purchase Agreement, dated as of July 12, 2004 (as amended and modified from time to time, the “Purchase Agreement”), by and among the Grantor and the Secured Parties. In connection with the Credit Agreement, the Grantor will issue Amended and Restated Convertible Subordinated Promissory Notes to the Secured Parties under the Purchase Agreement (the “Notes”).

C. It is a condition precedent to the obligation of the Lenders to extend credit accommodations pursuant to the terms of the Credit Agreement and of the Secured Parties to continue to extend credit accommodations pursuant to the terms of the Purchase Agreement that this Agreement be executed and delivered by the Grantor.

D. The Grantor is a direct subsidiary of Quantum.

E. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Parties.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to extend credit accommodations to Quantum thereunder and to induce the Secured Parties to continue to extend credit accommodations to the Grantor under the Purchase Agreement, the Grantor hereby agrees with the Secured Parties for their ratable benefit as follows:

Section 1. Defined Terms.

1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Parties by the Grantor under this Agreement.

“Deposit Account” shall mean any demand, time, savings, passbook or similar account maintained with a bank.

“Document” shall mean a document of title or a warehouse receipt.

“Equipment” shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“Event of Default” shall have the meaning given to such term in Section 18 hereof.

“Financing Statement” shall have the meaning given to such term in Section 4 hereof.

“Fixtures” shall mean goods that have become so related to particular real property that an interest in them arises under real property law.

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Instrument” shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Inventory” shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Notes” shall have the meaning indicated in Recital B.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Grantor to the Secured Parties of every kind, nature or description under the Purchase Agreement, including the Grantor’s obligations on the Notes issued under the Purchase Agreement and any note or notes hereafter issued in substitution or replacement thereof, and (b) all liabilities of the Grantor under this Agreement, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Secured Parties” shall have the meaning set forth in the opening paragraph hereof.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

1(b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Parties a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2(a) All Accounts.

2(b) All Chattel Paper.

2(c) All Deposit Accounts.

2(d) All Documents.

2(e) All Equipment.

2(f) All Fixtures.

2(g) All General Intangibles.

2(h) All Instruments.

2(i) All Inventory.

2(j) All Investment Property.

2(k) All Letter of Credit Rights.

2(l) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder, manager, member or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any of the Secured Parties of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral, and (c) the Secured Parties shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and Liens permitted by the Credit Agreement. The Grantor will not license any Collateral except in the ordinary course of business. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Parties) claiming the Collateral or any interest therein. As of the date of execution of this Agreement, no valid and effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Parties relating to this Agreement, or (b) to perfect Liens permitted by the Credit Agreement.

Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for sales permitted by the Credit Agreement.

Section 6. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of Indiana, and the organizational number of the Grantor is set forth on the signature page of this Agreement. The Grantor will from time to time at the request of the Secured Parties provide current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Parties’ perfected security interest in such Collateral. The Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Parties have been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Parties such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 7. Rights to Payment. Except as the Grantor may otherwise advise the Secured Parties in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay or perform such obligation. Without the prior written consent of the Secured Parties, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business and in amounts not exceeding $25,000 per Account Debtor or other obligor in any calendar year. The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 8. Further Assurances; Attorney-in-Fact.

8(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Parties may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Parties: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Parties determine might be deemed to be fixtures, and instruments and notices with respect to vehicle titles) as may be necessary or desirable, or as the Secured Parties may request, in order to perfect, preserve and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding Collateral, an acknowledgement, in form satisfactory to the Secured Parties that such bailee holds such collateral for the benefit of the Secured Parties; (iii) obtain from any securities intermediary, or other party holding any Collateral, control agreements in form satisfactory to the Secured Parties; (iv) deliver and pledge to the Secured Parties all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Secured Parties; and (v) obtain waivers, in form satisfactory to the Secured Parties of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

8(b) The Grantor hereby authorizes the Secured Parties to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

8(c) The Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Parties.

8(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Parties in this Agreement, the Grantor hereby appoints the Secured Parties the Grantor’s attorneys-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Parties’ good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Parties may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

Section 9. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

Section 10. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in such Collateral.

Section 11. Inspection, Reports. The Grantor will at all reasonable times permit the Secured Parties or their representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located. The Grantor will from time to time when requested by the Secured Parties furnish to them a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. The Secured Parties or their designee are authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 12. Notice of Loss. The Grantor will promptly notify the Secured Parties of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 13. Insurance. The Grantor will keep the Inventory and Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible not exceeding $100,000, and with an insurance company or companies satisfactory to the Secured Parties, the policies to protect Secured Parties as their interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Parties at any Secured Party’s request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Parties.

Section 14. Lawful Use; Fair Labor Standards Act. The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor, or with respect to which the Grantor performed any manufacturing or assembly process, was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

Section 15. Action by a Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Parties shall have (and the Grantor hereby grants to the Secured Parties) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Parties’ option, in the Secured Parties’ names) and to take any and all other actions which the Secured Parties may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Parties on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Parties in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Parties, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 16. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby ratably assigns to the Secured Parties any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Secured Parties may (but need not), in the Secured Parties’ names or in the Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

Section 17. The Secured Parties’ Duties. The powers conferred on the Secured Parties hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon the Secured Parties to exercise any such powers. The Secured Parties shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in their possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Parties accords their own property of like kind. Except for the safekeeping of any Collateral in their possession and the accounting for monies and for other properties actually received by them hereunder, the Secured Parties shall not have any duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Parties have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Parties will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Parties’ possession if the Secured Parties in their reasonable judgment determine that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Parties to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 18. Default. Each of the following occurrences shall constitute an “Event of Default” under this Agreement: (a) the Grantor shall fail to observe or perform any covenant or agreement applicable to the Grantor under this Agreement and such failure shall continue for a period of thirty (30) consecutive days after written notice by a Secured Party; or (b) any representation or warranty made by Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or reports or certificates heretofore or at any time hereafter submitted by or on behalf of Grantor to the Secured Parties shall prove to have been untrue or misleading in any material respect when made; or (c) any Event of Default shall occur under the Purchase Agreement which has not been waived pursuant to the terms thereof.

Section 19. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter:

19(a) The Secured Parties may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

19(b) The Secured Parties shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Parties to permit or enable the Secured Parties to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Parties may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Parties may deem necessary or appropriate for said purposes without the payment of any compensation to the Grantor therefor. The Secured Parties may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Parties forthwith, assemble all or part of the Collateral as directed by the Secured Parties and make it available to them at a place or places to be designated by the Secured Parties.

19(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any office of the Secured Parties or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Parties may reasonably believe are commercially reasonable. The Secured Parties shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Parties may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

19(d) The Secured Parties are hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Parties’ benefit until the Obligations are paid in full.

19(e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 25 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Parties may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Parties (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Parties deem commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

Section 20. Remedies as to Certain Rights to Payment. Upon the occurrence of an Event of Default and any time thereafter, the Secured Parties may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Parties and that the same should be performed as requested by, or paid directly to, the Secured Parties, as the case may be. The Grantor shall join in giving such notice, if the Secured Parties so request. The Secured Parties may, in the Secured Parties’ names or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Secured Parties and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Parties for application on the Obligations.

Section 21. Application of Proceeds. All cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by them as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Parties against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Parties payable pursuant to Section 22 hereof).

Section 22. Costs and Expenses; Indemnity. The Grantor will pay or reimburse the Secured Parties on demand for all out-of-pocket expenses, including in each case all filing and recording fees, taxes, and all reasonable charges and disbursements of outside counsel to the Secured Parties, and/or the allocated costs of in-house counsel incurred from time to time, in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold the Secured Parties harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or actions of the Secured Parties pursuant hereto, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Parties harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.

Section 23. Waivers; Remedies; Marshalling. This Agreement may be waived, modified, amended, terminated or discharged, and the Security Interest may be released, only explicitly in a writing signed by the Secured Parties. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Parties. All rights and remedies of the Secured Parties shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the option of the Secured Parties, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Parties of their remedies hereunder, absent this waiver.

Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 25. Grantor Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) none of the Secured Parties has any fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and any Secured Party.

Section 26. Representations and Warranties. The Grantor hereby represents and warrants to the Secured Party that:

26(a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

26(b) It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance.

26(c) This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

26(d) The execution, delivery and performance of this Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Grantor, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Grantor, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Grantor is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The Grantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Grantor.

26(e) Except for filings, recordings and registrations to perfect the Security Interest, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Grantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

26(f) There are no actions, suits or proceedings pending or, to the knowledge of the Grantor, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Grantor or on its ability to perform its obligations hereunder.

Section 27. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Parties to extend credit accommodations to the Grantor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, (c) the Secured Parties may assign or otherwise transfer all or any portion of their rights and obligations under the Purchase Agreement to any other Persons to the extent and in the manner provided in the Purchase Agreement and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

Section 28. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Parties to extend credit accommodations to the Grantor, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Parties will return to the Grantor such of the Collateral then in the possession of the Secured Parties as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as it shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Parties. As used in this Section, “Grantor” includes any assigns of any Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 29. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 30. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTIES, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH

COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTIES AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 31. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTIES OF THEIR RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF THEIR RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 32. Waiver of Jury Trial. THE GRANTOR AND THE SECURED PARTIES, BY THEIR ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 34. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Secured Parties shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Parties. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[Signature Follows On Succeeding Page]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TECSTAR AUTOMOTIVE GROUP, INC.

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

Address:

570 Executive Drive

Troy, Michigan 48083

State of Organization: Indiana

Grantor’s Org # 1990120776

Grantor’s Tax ID # 35-1817634

[Signature page to Security Agreement for Convertible Notes (TAG)]

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